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                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS FINAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE is made as of this 29th day of June 1995, by and between Olin Corporation Division (Olin) and Nuclear Metals, Inc. (NMI) (hereafter collectively referred to as, the Parties).

                              W I T N E S S E T H

     WHEREAS, disputes arose between the Parties concerning agreements entered into between them for the purchase of depleted uranium (DU) penetrators for use in kinetic energy (KE) cartridges purchased by the United States Army in FY 91/91S and FY 93, and the fact that the United States Army purchased no KE cartridges in FY 94, and with respect to the current multi-year procurement of M829A2 KE cartridges with DU penetrators and specifically disputes concerning Olin Purchase Orders 02708 and 44661 and a Negotiated Agreement between the Parties of 13 November 1991, and, with respect to certain antitrust claims made by NMI against Olin including the requirement of a letter of credit to secure NMI's performance on the anticipated M829A2 penetrator requirement; and,

     WHEREAS, there is presently pending in the United States District Court for the Middle District of Florida, Tampa Division, an action styled OLIN CORPORATION/ORDNANCE DIVISION V. NUCLEAR METALS, INC., Case No.
94-1517-CIV-T-21(c) (hereinafter, the Lawsuit), in which the Parties have filed claims and counterclaims against each other; and,

     WHEREAS, some of the claims and disputes between the Parties were asserted by the Parties against each other in the Lawsuit and certain other claims could have been asserted therein; and,

     WHEREAS, the Parties entered into a mediation on May 8 and 9, 1995 at which the Parties settled their above-stated differences and entered into a Mediated Settlement


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Agreement attached hereto as Exhibit 1, and which is incorporated by reference as though fully set forth herein; and,

     WHEREAS, the Parties wish to resolve all disputes pending between them concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2 procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin, including all claims or disputes which were or could have been asserted in the Lawsuit.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Mediated Settlement Agreement and below, the sufficiency of which is hereby mutually acknowledged by the Parties, the Parties agree as follows:

     1. The Parties do for themselves, any predecessors, successors or affiliated companies, and the officers, directors, employees, servants, agents, successors or assigns of those companies, jointly and severally, do hereby and by these presents and for anyone claiming by, through or under them, fully remise, release, acquit and forever discharge the other of and from any and all rights, claims, demands, damages, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which any or all of the Parties may have had, may now have or may hereafter have against the other by reason of any matter concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2 procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin, occurring prior to and including the date of this Agreement.


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     And for the same consideration, without limiting in any way the generality of the above and foregoing, the Parties fully acquit, release and forever discharge each other of and from all claims, demand, damages, actions or causes of action which the Parties may now have or may have had from the beginning of time to the date of execution of this Agreement because or arising out of any matter that was raised or which could have been raised in the Lawsuit.

     And, without limiting in any way the generality of the above and foregoing release, the Parties do hereby and by these presents fully acquit, remise, release and forever discharge the other of and from all rights, claims, demands, damages, actions and causes of actions, whether arising at law or in equity, which they may now have, may have had, or which might have been made as a result of any and all goods purchased, services performed, or property leased or conveyed, including, but not limited to any right, claim, action, cause of action, suit, debt due, sum of money, account, reckoning, covenant, contract, controversy, agreement, promise, representation, restitution, damage and demand whatsoever, at law or in equity which they may have, may have had, or may hereafter have each against the other, for any beach of contract, or for breach of fiduciary duty, or for an accounting, or for specific performance, or for restitution, or for rescission, or for fraud, or for any other tort, or consequential damages, or for rights under any state or federal statute, including statutes pertaining to Federal Procurements (including false claims acts, QUI TAM actions, etc.) the Securities Act or Antitrust Laws, or for any other matter, thing, or cause of action concerning the purchase of DU penetrators for KE cartridges produced or to be produced under government contracts in FY 91/91S and FY 93/94 and the current multi-year M829A2


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procurement, and any disputes related thereto and related to or arising out of the acquisition of Aerojet Ordnance by Olin.

     It is intended by the Parties to this Agreement to forever remise, acquit, waive, release and forever discharge each other of and from all claims, demands for losses, injuries and damages, rights known or unknown, direct or indirect, arising from the aforementioned matters and from any other matter occurring prior to the date of this Agreement, it being understood that all rights which the Parties or any person who claims by, through or under them may have against the other as of the date of this Agreement, shall be forever released, remised and acquitted and the Parties to this Agreement and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any act, matter, transaction, cause or thing whatsoever from the beginning of the world to the date of these presents.

     HOWEVER, NOTHING HEREIN SHALL BE DEEMED TO RELEASE, AFFECT, MODIFY OR OTHERWISE ALTER THE OBLIGATIONS OF THE PARTIES UNDER THAT CERTAIN MEDIATED SETTLEMENT AGREEMENT ENTERED BETWEEN THEM ON MAY 9, 1995.

     2. Within five (5) business days of execution of this Agreement, the Parties will, by their respective counsel, execute a Stipulation and Joint Motion for Dismissal with Prejudice of the Lawsuit and the claims and counterclaims set forth in the Lawsuit, which Stipulation for dismissal and Order is set forth in the form attached hereto as Exhibit 2 and is incorporated by reference herein.


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     3.   The Parties agree that the form of the Letter of Credit for the current multi-year M829A2 procurement will be substantially in the form attached hereto as Exhibit 3.

     4. This Settlement Agreement and Mutual Release and the exhibits attached hereto and incorporated by reference herein may be executed in two
(2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     5. The mutual consideration exchanged herein and this Settlement Agreement and Mutual Release (and its exhibits) is not to be considered an admission of liability on the part of any settling party, individually or collectively, but is in full settlement of disputed claims as to which liability has been and continues to be denied. This Settlement Agreement and Mutual Release, and its exhibits, shall not be admissible in evidence in any proceeding, judicial or otherwise, except as between the Parties herein and then only for the limited purpose of proving settlement of the disputed claims, and except as may be necessary to effectuate the purposes hereof.

     6. This Agreement shall be construed in accordance with Florida law. (Excluding Florida's choice of law rules). This Agreement, and all exhibits hereto, with the exception of the Letter, Subcontract referenced in the Mediated Settlement Agreement, constitute the full and complete agreement of the Parties and all prior or contemporaneous negotiations, discussions or understandings are considered fully integrated and merged herein.


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OLIN CORPORATION                         NUCLEAR METALS, INC.

By: /s/ Angelo A. Catani                  By: /s/ Robert E. Quinn
    ---------------------------------         ---------------------------------
      Its Duly Authorized Officer               Its Duly Authorized Officer


ATTEST:                                  ATTEST:

By: /s/ Bradford C. Vassey                By: /s/ Thomas A. Wooters
    ---------------------------------         ---------------------------------
    Witness                                   Clerk


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